CONSULTING
                           AGREEMENT BY AND BETWEEN

           GENESIS FINANCIAL GROUP, L.L.C AND PLANET RESOURCES, INC.

<PRE>
      THIS AGREEMENT (the "Agreement") is entered into as of this 2nd day of November, 1999, by and between Genesis Financial Group, L.L.C., a Delaware limited liability company with principal offices at 2476 Bolsover, Suite 607, Houston, Texas 77005 (the "Consultant") and Planet Resources, Inc., a
      Delaware corporation (formerly New Planet Resources, Inc, a wholly-owned subsidiary of Internet Law Library, Inc. (formerly Planet Resources, Inc.))
      with its principal offices at 1415 Louisiana, Suite 3100, Houston, Texas 77002 (collectively hereinafter referred to as the "Corporation").
</PRE>
         WHEREAS, the Consultant has developed expertise in providing strategic business advice and consulting services; and

WHEREAS,
the Corporation desires to engage the services of the Consultant and the Consultant desires to provide services to the Corporation as set forth below, upon the terms and subject to the conditions set forth herein.

NOW,
THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Engagement.
Effective upon execution hereof, the Corporation hereby engages the Consultant to render to it assistance in the preparation of certain sections of the SB-2 Registration Statement for the Corporation (currently, a wholly-owned subsidiary of Internet Law Library, Inc.) (formerly Planet Resources, Inc.), as well as preparation of responses to comments on the initial SB-2 Registration Statement for the Corporation received from the United States Securities and Exchange Commission (the "SEC") in its letter to the Corporation dated May 20, 1999. (the "Project"). This Agreement shall remain in effect for a period of the earlier of six months from the date hereof or the approval of said registration statement by the SEC (the "Term"). The Term hereof may be extended or renewed upon the written agreement of the Corporation and the Consultant prior to expiration of the Term hereof upon such terms as the parties hereto may negotiate at the time of such extension or renewal.

2. Services. For the
Term of this Agreement, the Consultant shall render to the Corporation management consulting advice in the areas of strategic planning, business strategy, administration and such other related management services as shall reasonably be requested by the board of directors of the Corporation in connection with the Project. Notwithstanding the foregoing, yet understanding that time is of the essence in the completion of the Project, the Consultant shall not be required to devote more than twenty hours per week to the performance of services hereunder.

3. Compensation. In
consideration for the performance of the services described above, the Corporation shall pay to the Consultant, Five Thousand Dollars ($5,000) in cash upon execution of this Agreement. In addition, within five (5) business days from the date the SB-2 Registration Statement of the Corporation is declared effective by the SEC, the Corporation shall pay to the Consultant an additional $5,000 in cash and issue to the Consultant (as the Consultant designates) a warrant to purchase an aggregate of 50,000 shares of common stock of the Corporation with an exercise price of $0.40 per share (the "Warrant").
The purchase price of the Warrant shall be $10.00. The Warrant, in the aggregate, will have an expiration date of five (5) years from the date of execution of this Agreement.

4. Out-of-Pocket
Expenses. The Corporation shall reimburse Consultant for its travel and other out-of-pocket expenses incurred in connection with this Agreement, and such reimbursement shall be in addition to any other fees payable hereunder. The Consultant will submit to the Corporation for pre-approval of all out-of-pocket expenses greater than $500. Out-of-pocket expenses less than $500 will not require pre-approval by the Corporation. All invoices shall be paid in cash and are due and payable upon receipt of monthly invoices from Consultant

5. Warrant. The
Warrant outlined in paragraph 3 hereof shall provide for cashless exercise and shall be exercisable as to all or any portion thereof from time to time on any Business Day for a period of seven years. The Corporation shall include in the registration statement, which is being prepared pursuant to this Agreement, 50,000 shares of common stock to be registered to cover the sale of the shares of common stock issuable upon exercise of the Warrant. The Warrant shall be purchasable by the Consultant, its affiliates, or its designees in amounts yet to be determined. The Warrant, as to all or any part of the number of shares of common stock issuable under the terms of the Warrant, and all options and rights under the Warrant, shall be transferable. In the event that the registration statement contemplated hereby is not declared effective, then on any date subsequent hereto in which the Corporation proposes to file a registration statement relating to any of its securities under the Securities Act in connection with the public offering of such securities, the Corporation shall promptly give the Consultant written notice of such registration (the "Piggy-Back Notice"), and the Consultant shall be afforded the right to include the shares of common stock issuable upon exercise of the Warrant in such registration statement.

6. Confidential
Information. By reason of performance under this Agreement, the Consultant may have access to and may obtain specialized knowledge, trade secrets and confidential information about the business and operation of the Corporation, its subsidiaries and divisions thereof. Therefore, the Consultant hereby agrees that he shall keep secret and retain in confidence and shall not use, disclose to others, or publish, other than in connection with the performance of services hereunder and in accordance herewith, any information relating to the business, operation or other affairs of the Corporation, its subsidiaries and divisions thereof, which information is acquired in the course of providing services for the Corporation. To the extent that any of such information may be deemed from time to time to be "material non-public information" as construed under the Exchange Act of 1934, the Consultant hereby agrees not to purchase or sell (or offer to purchase or sell) any of the Corporation's securities while in possession of information which may be so deemed to be "material non-public information" prior to termination of this engagement without prior approval of legal counsel. Notwithstanding the foregoing, the Corporation is entitled to sell the shares of common stock of the Corporation resulting from the exercise of the Warrant as outlined in paragraph 3 hereof.

7. Indemnification. The Consultant and the Corporation hereby agree as follows:
<PRE>
(a) the Corporation will indemnify and hold harmless the Consultant against and in respect of all damages, claims, losses and expenses (including, without limitation, attorneys' fees and disbursements) reasonably incurred
 (all such amounts may hereinafter be referred to as the "Damages") by the Consultant arising out of: (i) any misrepresentation or breach of any warranty made by the Corporation pursuant to the provisions of this Agreement or in any statement, certificate or other document furnished by the Corporation pursuant to this Agreement, and (ii) the nonperformance or breach of any covenant,  agreement or obligation of the Corporation contained in this Agreement which has not been waived by the Consultant;

(b) the Corporation will be obligated to indemnify and hold harmless the Consultant with respect to claims for Damages as to which the Consultant shall have given written notice to the Corporation on or before the close of business on the sixtieth day following the expiration of the Term hereof;

(c) in any case where the Corporation has indemnified the Consultant for any Damages and the Consultans recovers from third parties all or any part of the amount so indemnified by the Corporation, the Consultant shall promptly pay over to the Corporation the amount so recovered;

(d) with respect to claims or demands by third parties, whenever the Consultant shall have received notice that such a claim or demand has been asserted or threatened which, if valid, would be subject to indemnification hereunder, the Consultant shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Corporation of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Corporation shall then have the right at its own expense to undertake the defense of any such claims or demands utilizing counsel selected by the Corporation and approved by the Consultant, which approval shall not be unreasonably withheld. In the event that the Corporation should fail to give notice of the intention to undertake the defense of any such claim or demand within thirty (30) days after receiving notice that it has been asserted or threatened, the Consultant shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Corporation;

(e) the Consultant will indemnify and hold harmless the Corporation against and in respect of all Damages reasonably incurred by the Corporation arising
                  out of: (i) any misrepresentation or breach of any warranty made by the Consultant pursuant to the provisions of this Agreement, and (ii)
                  the nonperformance or breach of any covenant, agreement or obligation of the Consultant which has not been waived by the Corporation;

(f) the Consultant will be obligated to indemnify the Corporation for Damages as to which the Corporation shall have given written notice to the
Consultant on or before the close of business on the sixtieth day following the second anniversary hereof;

(g) in any case where the Consultant has indemnified the Corporation for any Damages and the Corporation recovers from third parties all or any part of the amount so indemnified by the Consultant, the Corporation shall promptly pay over to the Consultant the amount so recovered; and

(h) with respect to claims or demands by third parties, whenever the Corporation shall have received notice that such a claim or demand has been asserted or  threatened,  which,  if valid,  would be subject to indemnification hereunder, the Corporation shall as soon as reasonably possible and in any event within thirty (30) days of receipt of such notice, notify the Consultant of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Consultant shall have the right at its expense to undertake the defense of any such claim or demand utilizing counsel selected by the Consultant and approved by the Corporation, which approval shall not be unreasonably withheld. In the event that the Consultant should fail to give notice of its intention to undertake the defense of any such claim or demand within thirty (30) days after receiving notice that it has been asserted or threatened, the Corporation shall have the right to satisfy and discharge the same by payment, compromise or otherwise and shall give written notice of any such payment, compromise or settlement to the Consultant.
</PRE>
8. Applicable Law.
This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof and shall inure to the benefit of and be binding upon the Consultant and the Corporation and their respective legal successors and assigns.

9. Arbitration. The
Corporation represents, warrants, covenants and agrees that any controversy or claim brought in any capacity by the Corporation against the Consultant or any members, officers, directors, agents, affiliates, associates, employees or controlling persons of the Consultant shall be settled by expedited arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any controversy or claim brought by the Consultant against the Corporation or its securityholders, officers, directors, agents, affiliates, associates, employees or controlling persons shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the AAA and judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof. In arbitration proceedings under this section, the parties shall be entitled to any and all remedies that would be available in the absence of this section and the arbitrators, in rendering their decision, shall follow the substantive laws of the State of Delaware. The arbitration of any dispute pursuant to this paragraph shall be held in the State of Delaware.

Notwithstanding the
foregoing, in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this section, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration. This section is intended to benefit the members, managers, agents, affiliates, associates and employees of the Consultant, each of whom shall be deemed to be a third party beneficiary of this section, and each of whom may enforce this section to the full extent that the Consultant could do so if a controversy or claim were brought against it.

10. No Continuing Waiver. The waiver by any party of any provision or breach of this Agreement shall not operate as or be construed to be a waiver of any other provision hereof or of any other breach of any provision hereof.

11. Notice. Any and all notices from either party to the other which may be specified by, or otherwise deemed necessary or incident to this Agreement shall, in the absence of hand delivery with return receipt requested, be deemed duly given when mailed if the same shall be sent to the address of the party set out on the first page of this Agreement by registered or certified mail, return receipt requested, or express delivery (e.g., Federal Express).

12. Severability of
Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

13. Assignability. This Agreement shall not be assignable without the prior written consent of the non-assigning party or parties hereto and shall be binding upon and inure to the benefit of any heirs, executors, legal representatives or successors or permitted assigns of the parties hereto.

14. Entire Agreement;
Amendment. This Agreement contains the entire agreement among the Corporation and the Consultant with respect to the subject matter hereof. This Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

15. Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of the provisions of this Agreement.

16. Survival. Sections 3, 4, 5, 6, 7, 8, 9, 10 and 12 of this Agreement shall survive the termination of this Agreement for any reason (whether such termination is by the Corporation, upon the expiration of this Agreement, by its terms or otherwise).


IN
WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as set forth below and have caused their respective corporate seals to be hereunder affixed as of the date first above written.

<PRE>
                                                GENESIS FINANCIAL GROUP, L.L.C.


                                                 By:
                                                    ---------------------------
                                                              Managing Member


                                                 PLANET RESOURCES, INC.

                                                  By:
                                                    --------------------------


                                                     Its:
                                                              -----------------


</PRE>